UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2006
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code:   716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 26, 2006 Minrad International, Inc. amended its Advisory Consulting Agreement with International Capital Advisory Inc. (“ICA”).
The significant changes are:
•	Minrad agreed to prepay in full the monthly retainer payable under the agreement through the end of the term and to prepay royalties payable under the agreement through the end of the term.
•	The term was extended until December 31, 2007 with ICA continuing to provide the services contemplated in the agreement.
•	ICA waived any fees it might be entitled to with respect to equity investments by Minrad in a named party or if such named party acquired Minrad.
•	The parties clarified the meaning of certain provisions of the agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     Exhibit 10.1 Amendment to Advisory Consulting Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)

November 1, 2006	By:	/s/ WILLIAM H. BURNS, JR.

William H. Burns, Jr. CEO
Exhibit Index
     Exhibit 10.1 Amendment to Advisory Consulting Agreement. Portions of Document omitted and filed separately with the SEC under a request for confidential treatment.